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                                                                  EXECUTION COPY
                                                                        FEE NOTE

                                      NOTE

$150,000                                               Santa Ana, California
                                                       May 9, 1996

          FOR VALUE RECEIVED, the undersigned, WAHLCO ENVIRONMENTAL SYSTEMS, INC., a Delaware corporation (hereinafter referred to as "Borrower"), hereby unconditionally PROMISES TO PAY to the order of WES ACQUISITION CORP., a Delaware corporation ("Lender"), at 411 West Putnam Avenue, Greenwich, Connecticut 06830, or at such other place as the holder of this Note may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of ONE HUNDRED FIFTY THOUSAND HUNDRED DOLLARS ($150,000), or such lesser amount as may be outstanding from time to time hereunder, together with interest on the unpaid principal amount of this Note outstanding from time to time at the rate of 15% per annum.

          This Note is issued pursuant to that certain Term Loan Agreement dated as of July 28, 1995, as amended, between Borrower and Lender (the "Loan Agreement"), and is entitled to the benefit and security of the Loan Documents provided for therein, to which reference is hereby made for a statement of all of the terms and conditions under which the loan evidenced hereby is made. This
Note is subordinate to the Sanwa Obligations to the extent provided in the Loan Agreement. All capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

          The principal amount of the indebtedness evidenced hereby shall be payable, if not sooner paid in full, on May 9, 1998. Interest on the unpaid principal balance of this Note shall be payable at maturity, and shall accrue from and after April 30, 1996.

          If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          Upon and after the occurrence of an Event of Default, this Note may, as provided in the Loan Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

          Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

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          This Note has been executed, delivered and accepted at Santa Ana,
California and shall be interpreted, governed by, and construed in accordance with, the laws of the State of New York.

                                        WAHLCO ENVIRONMENTAL SERVICES, INC

                                        By: /s/David Steadman
                                           ------------------------------

                                        Name: David Steadman
                                        Title: Chairman

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